Exhibit 99.1

Contacts:	W. Dan Puckett	Carol Marsh
	Chief Executive Officer	Chief Financial Officer
	(205) 870-1939	(205) 870-1939

CAPITALSOUTH BANCORP ANNOUNCES 31% INCREASE IN
FOURTH QUARTER EARNINGS AND HIGHER FULL-YEAR EARNINGS

BIRMINGHAM, Alabama (January 25, 2007) - CapitalSouth Bancorp (NASDAQ-GM: CAPB) today announced results for the fourth quarter and year ended December 31, 2006. Highlights of the Company's report included increases in net income for the quarter and year, driven largely by higher net interest income. This, in turn, reflected underlying growth in the Company's loan portfolio during the year, along with a relatively stable interest rate margin in 2006.

For the quarter ended December 31, 2006, CapitalSouth reported net income of $859,000, a 31% increase from the same period in 2005. For the quarter, diluted earnings per share increased 4% to $0.28 from $0.27 in the fourth quarter of 2005, on a 27% increase in weighted average shares outstanding following the Company's December 2005 initial public offering.

For the year ended December 31, 2006, net income increased 14% to $2,928,000 from $2,577,000 for 2005. Diluted earnings per share for the year totaled $0.97 versus $1.12 for 2005, again reflecting an increase in average shares outstanding.

Commenting on the announcement, W. Dan Puckett, Chairman and Chief Executive Officer, said, "We are pleased to finish 2006 - our first full year as a public company - in strong fashion, with higher earnings and continued momentum in our operations. During the past year, we have witnessed several notable achievements by the Company, including solid loan growth in our more established markets as well as a growing business at banking locations opened late in 2005. Importantly, as revenues in these newer offices continue to ramp up and overtake the start-up costs we have incurred, we see clear signs of their increasing contribution to our profitability. Also, we recently made several changes to our senior management structure, including the naming of Flake Oakley as President of our company, to strengthen our operations and place greater emphasis on acquisitions and expansion into new markets. Also, John Bentley has been named President and Chief Operating Officer of the Company's bank subsidiary, CapitalSouth Bank. These factors, in our view, together with the efficiencies brought about by the merger of our subsidiary banks in November, position CapitalSouth Bancorp for continued growth and improved profitability in the coming year."

Net income for the fourth quarter of 2006 resulted in a return on average stockholders' equity (ROE) of 8.30%, up from 7.89% in the same quarter of 2005, and a return on average assets (ROA) of 0.73%, up from 0.66% for the same quarter of 2005. For the year, the Company's ROE was 7.33% versus 9.74% for 2005, while ROA was 0.65% versus 0.70% for 2005.

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CAPB  Announces Year-End 2006 Results

January 25, 2007

During the fourth quarter of 2006, CapitalSouth's provision for loan losses totaled $162,000 versus $156,000 in the year-earlier quarter. For the year, the provision for loan losses was $621,000, down 32% from $914,000 for 2005. Non-performing assets were 0.58% of year-end loans and other real estate compared with 0.55% at December 31, 2005, while the allowance for loan losses as a percentage of period-end non-performing loans totaled 261% at December 31, 2006, compared with 229% at December 31, 2005.

Net interest margin for the fourth quarter declined 21 basis points to 3.69% from 3.90% in the year-earlier period, reflecting an increasingly competitive environment for deposits and a more rapid advance in deposit rates. However, for the year, net interest margin was 3.76%, down one basis point from 3.77% for 2005. Despite the year-to-year stability in net interest margin, the Company expects that a challenging rate climate will continue, at least in the near term.

Total assets at year-end were $482.0 million, representing a 14% increase over total assets of $423.5 million at the end of 2005. Deposits increased 22% as of year-end, reaching $401.3 million versus $329.4 million at December 31, 2005. Stockholders' equity at December 31, 2006, totaled $41.3 million, or $13.89 per share, up from $12.93 at December 31, 2005.

CapitalSouth Bancorp is a bank holding company operating nine full-service banking offices and one loan production office through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a loan production office in Atlanta, Georgia. CapitalSouth targets small to medium-sized businesses in the markets it serves. Two of CapitalSouth Bank’s offices operate under the name "Banco Hispano" and provide financial services to the growing Latino community prevalent in their areas. CapitalSouth offers SBA lending services and other loan programs for business owners through its Business Capital Group, which operates through full-service offices as well as the loan production office. CapitalSouth also provides internet banking and personal investment services at www.capitalsouthbank.com.

This press release contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, which are based on CapitalSouth's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events, or otherwise.

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CAPB  Announces Year-End 2006 Results

January 25, 2007
CapitalSouth Bancorp
Summary Unaudited Financial Information
(in thousands except per share amounts)
	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Interest income	$8,546	$6,273	$31,091	$21,919
Interest expense	4,456	2,707	15,328	8,876
Net interest income	4,090	3,566	15,763	13,043
Provision for loan losses	162	156	621	914
Net interest income after provision for loan losses	3,928	3,410	15,142	12,129
Noninterest income	721	864	3,290	2,552
Noninterest expense	3,321	3,286	13,925	10,840
Net income before income taxes	1,328	988	4,507	3,841
Provision for income taxes	469	334	1,579	1,264
Net income	$859	$654	$2,928	$2,577
Net income per share
Basic	$0.29	$0.28	$0.99	$1.13
Diluted	$0.28	$0.27	$0.97	$1.12
Weighted average shares outstanding
Basic	2,972	2,353	2,964	2,272
Diluted	3,026	2,390	3,021	2,304

	December 31,
	2006	2005
Total assets	$481,989	$423,508
Loans	374,908	327,221
Allowance for loan losses	(4,329)	(3,856)
Net loans	370,579	323,365
Interest-bearing deposits	348,562	282,434
Noninterest bearing deposits	52,735	46,995
Total deposits	401,297	329,429
Stockholders' equity	41,348	36,874
Book value per share	13.89	12.93

Unaudited supplemental financial information for the fourth quarter and year ended December 31, 2006 and 2005, may be obtained by following this link: http://www.irinfo.com/CAPB/4q06fsp.pdf.

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except for per share amounts and percentages)

	Three Months Ended
	December 31		Percentage
	2006	2005	Change

Net interest income	$4,090	$3,566	14.7%
Provision for loan losses	162	156	3.8%
Noninterest income	721	864	-16.6%
Noninterest expense	3,321	3,286	1.1%
Income before provision for income taxes	1,328	988	34.4%
Provision for income taxes	469	334	40.4%
Net income	$859	$654	31.3%

Weighted average common and common
equivalent shares outstanding
Basic	2,972	2,353	26.3%
Diluted	3,026	2,390	26.6%

Net income per common share
Basic	$0.29	$0.28	3.6%
Diluted	$0.28	$0.27	3.7%

Return on average assets	0.72%	0.66%
Return on average tangible assets	0.73%	0.66%
Return on average equity	8.30%	7.89%
Return on average tangible equity	8.56%	8.21%

Noninterest Income

Service charges on deposits	$300	$246	22.0%
Investment banking income, net	22	95	-76.8%
Business Capital Group loan income	310	391	-20.7%
Other	88	132	-33.3%
Total noninterest income	$720	$864	-16.7%

Noninterest Expense

Salaries and employee benefits	$1,999	$1,805	10.7%
Occupancy and equipment expense	545	475	14.7%
Professional fees	212	-	-
Advertising	-	66	-100.0%
Other	565	940	-39.9%
Total noninterest expense	$3,321	$3,286	1.1%

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except for per share amounts and percentages)

	Years Ended
	December 31		Percentage
	2006	2005	Change

Net interest income	$15,763	$13,043	20.9%
Provision for loan losses	621	914	-32.1%
Noninterest income	3,290	2,552	28.9%
Noninterest expense	13,925	10,840	28.5%
Income before provision for income taxes	4,507	3,841	17.3%
Provision for income taxes	1,579	1,264	24.9%
Net income	$2,928	$2,577	13.6%

Weighted average common and common
equivalent shares outstanding
Basic	2,964	2,272	30.5%
Diluted	3,021	2,304	31.1%

Net income per common share
Basic	$0.99	$1.13	-12.4%
Diluted	$0.97	$1.12	-13.4%

Return on average assets	0.65%	0.70%
Return on average tangible assets	0.65%	0.70%
Return on average equity	7.33%	9.74%
Return on average tangible equity	7.57%	9.91%

Noninterest Income

Service charges on deposits	$1,130	$967	16.9%
Investment banking income, net	168	145	15.9%
Business Capital Group loan income	578	1,031	-43.9%
Gain on sale of nonmarketable
equity securities	1,055	-	-
Other	359	409	-12.2%
Total noninterest income	$3,290	$2,552	28.9%

Noninterest Expense

Salaries and employee benefits	$7,866	$6,061	29.8%
Occupancy and equipment expense	2,206	1,716	28.6%
Professional fees	1,248	585	113.3%
Advertising	489	325	50.5%
Other	2,116	2,153	-1.7%
Total noninterest expense	$13,925	$10,840	28.5%

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except for per share amounts and percentages)

	Years Ended
	December 31		Percentage
Period End Balances:	2006	2005	Change
Total assets	$481,989	$423,508	13.8%
Earning assets	461,242	400,171	15.3%
Securities	78,747	65,592	20.1%
Loans held for sale	-	56	-100.0%
Loans	374,908	327,165	14.6%
Allowance for loan losses	4,329	3,856	12.3%
Deposits	401,297	329,429	21.8%
Borrowings	34,866	52,452	-33.5%
Stockholders' equity	41,348	36,874	12.1%

Equity to assets	8.58%	8.71%
Leverage ratio	8.43%	8.90%
Book value per common share	$13.89	$12.93	7.4%
Tangible book value per common share	$13.47	$12.48	7.9%
Ending shares outstanding	2,976	2,853	4.3%

Asset Quality Analysis
(in thousands, except percentages)
As of / For the Three Months Ended

	Dec 31, 2006	Sept 30, 2006	June 30, 2006	Mar 31, 2006	Dec 31, 2005
Nonacrrual loans	$1,661	$2,085	$1,545	$2,135	$1,684
Loans past due 90 days or more
and still accruing	-	-	-	-	-
Other real estate owned and repossessions	508	431	357	298	111
Total nonperforming assets	2,169	2,516	1,902	2,433	1,795
Total nonperforming assets as a percentage
of period-end loans and other real estate	0.58%	0.69%	0.55%	0.72%	0.55%
Allowance for loan losses	$4,329	$4,160	$4,011	$4,048	$3,856
Provision for loan losses	162	119	104	236	156
Loans charged off	9	20	152	67	75
Loan recoveries	15	51	10	23	31
Net charge-offs	(6)	(31)	142	44	44
Allowance for loan losses as a
percentage of period-end loans	1.15%	1.14%	1.15%	1.20%	1.18%
Allowance for loan losses as a
percentage of period-end nonperforming
loans	260.63%	199.52%	259.61%	189.60%	228.98%
Net charge-offs to average loans
(annualized)	0.00%	-0.03%	0.16%	0.05%	0.06%

GAAP Reconciliation and Management Explanation for Non-GAAP Financial Measures

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “return on average tangible equity,” “return on average tangible assets,” and “tangible book value per common share.” Our management uses these non-GAAP measures in its analysis of CapitalSouth’s performance.

“Return on average tangible equity” is defined as annualized earnings for the period divided by average equity reduced by average goodwill and other intangible assets. “Return on average tangible assets” is defined as annualized earnings for the period divided by average assets reduced by average goodwill and other intangible assets. Our management includes these measures because it believes that they are important when measuring CapitalSouth’s performance against entities with higher levels of goodwill and other intangibles. These measures are used by many investors as part of their analysis of the bank holding company’s performance.

“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a  purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company.

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies. The following reconciliation table provides a more detailed analysis of these non-GAAP performance measures.

	As of / For the Three Months Ended December 31
	2006	2005
Book value of equity	$41,348	$36,874
Intangible assets	1,276	1,277
Book value of tangible equity	$40,072	$35,597
Average assets	$470,371	$393,403
Average intangible assets	1,276	1,275
Average tangible assets	$469,095	$392,128
Return on average assets	0.72%	0.66%
Effect of average intangible assets	0.01%	-
Return on average tangible assets	0.73%	0.66%
Average equity	$41,082	$32,871
Average intangible assets	1,276	1,275
Average tangible equity	$39,806	$31,596
Return on average equity	8.30%	7.89%
Effect of average intangible assets	0.26%	0.32%
Return on average tangible equity	8.56%	8.21%
Per Share:
Book value	$13.89	$12.92
Effect of intangible assets	0.43	0.45
Tangible book value	$13.47	$12.48

percentages are annualized

	As of / For the Years Ended December 31
	2006	2005
Book value of equity	$41,348	$36,874
Intangible assets	1,276	1,277
Book value of tangible equity	$40,072	$35,597
Average assets	$449,063	$369,949
Average intangible assets	1,277	450
Average tangible assets	$447,786	$369,499
Return on average assets	0.65%	0.70%
Effect of average intangible assets	-	-
Return on average tangible assets	0.65%	0.70%
Average equity	$39,942	$26,452
Average intangible assets	1,277	450
Average tangible equity	$38,665	$26,002
Return on average equity	7.33%	9.74%
Effect of average intangible assets	0.24%	0.17%
Return on average tangible equity	7.57%	9.91%
Per Share:
Book value	$13.89	$12.93
Effect of intangible assets	0.42	0.45
Tangible book value	$13.47	$12.48

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2006 and 2005
(Unaudited)

Assets	2006	2005

Cash and cash equivalents	$7,363,524	10,585,682
Federal funds sold	81,160	111,846
Securities available–for–sale	46,917,794	36,436,316
Securities held–to–maturity, fair values of $31,073,481
and $28,381,029 at December 31, 2006 and 2005, respectively	31,828,892	29,155,869
Federal Home Loan Bank stock	2,045,100	2,122,400
Federal Reserve Bank stock	905,450	741,700
Loans held–for–sale	—	55,758
Loans	374,907,620	327,165,217
Allowance for loan losses	(4,328,629)	(3,856,092)
Net loans	370,578,991	323,309,125
Premises and equipment, net	10,648,699	10,707,683
Bank–owned life insurance	4,556,413	4,382,341
Other assets	7,062,839	5,899,173
Total assets	$481,988,863	423,507,893

Liabilities and Stockholders’ Equity
Deposits:
Interest–bearing	$348,561,421	282,433,935
Noninterest–bearing	52,735,182	46,995,451
Total deposits	401,296,601	329,429,386
Federal funds purchased	20,474,100	26,940,900
Borrowed funds	6,000,000	6,000,000
Repurchase agreements	658,933	11,778,476
Subordinated debentures	7,733,000	7,733,000
Other liabilities	4,477,839	4,752,221
Total liabilities	440,640,474	386,633,983
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 500,000 shares;
issued and outstanding none	—	—
Common stock, $1 par value. Authorized 7,500,000 shares at
December 31, 2006 and December 31, 2005; issued 3,060,764
and 2,937,500 shares at December 31, 2006 and December 31,
2005, respectively; outstanding 2,975,934 and
2,852,670 shares at December 31, 2006 and December 31,
2005, respectively	3,060,764	2,937,500
Treasury stock, at cost, 84,830 shares in 2006 and 2005	(1,255,060)	(1,255,060)
Paid–in surplus	26,296,513	24,490,875
Retained earnings	13,664,522	11,271,215
Accumulated other comprehensive loss, net	(418,349)	(570,620)
Total stockholders’ equity	41,348,389	36,873,910
Total liabilities and stockholders’ equity	$481,988,863	423,507,893

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
Three Months and Years Ended December 31, 2006 and 2005
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Interest income:
Interest and fees on loans	$7,740,702	5,548,918	28,127,083	19,411,739
Interest on securities	741,551	628,444	2,646,268	2,210,866
Interest on other earning assets	63,911	95,481	317,711	296,839
Total interest income	8,546,164	6,272,843	31,091,061	21,919,444
Interest expense:
Interest on deposits	3,991,975	2,284,321	13,491,726	7,322,337
Interest on debt	464,636	422,821	1,835,627	1,554,051
Total interest expense	4,456,611	2,707,142	15,327,353	8,876,388
Net interest income	4,089,553	3,565,701	15,763,708	13,043,056
Provision for loan losses	162,000	155,558	621,306	913,773
Net interest income after provision for loan losses	3,927,553	3,410,143	15,142,402	12,129,283
Noninterest income:
Service charges on deposits	299,893	245,739	1,129,950	966,845
Investment banking income, net	22,476	94,868	168,229	144,697
Business Capital Group loan income	310,263	390,789	578,148	1,031,064
Bank–owned life insurance	49,584	44,479	174,072	177,917
Gain on sale of nonmarketable equity securities	—	—	1,054,832	—
Other noninterest income	38,844	87,822	184,963	231,495
Total noninterest income	721,060	863,697	3,290,193	2,552,018
Noninterest expense:
Salaries and employee benefits	1,998,392	1,804,684	7,865,884	6,060,645
Occupancy and equipment expense	545,196	475,147	2,206,064	1,715,465
Professional fees	212,264	—	1,248,171	585,416
Advertising	—	66,394	489,009	325,461
Other noninterest expense	564,774	939,564	2,115,958	2,153,114
Total noninterest expense	3,320,626	3,285,789	13,925,085	10,840,101
Income before provision for income taxes	1,327,987	988,051	4,507,509	3,841,200
Provision for income taxes	468,925	334,276	1,579,212	1,264,318
Net income	$859,062	653,775	$2,928,297	2,576,882
Basic earnings per share	$0.29	0.28	$0.99	1.13
Basic weighted average shares outstanding	2,972,405	2,352,793	2,964,041	2,271,878
Diluted earnings per share	$0.28	0.27	$0.97	1.12
Diluted weighted average shares outstanding	3,025,663	2,390,387	3,020,668	2,304,349

	Average Consolidated Balance Sheet
	and Net Interest Analysis on a Fully Tax-Equivalent Basis
	for the Three Months Ended December 31,
	2006			2005
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollar amounts in thousands)
Assets
Earning assets:
Loans, net of unearned
income	$369,344	$7,757	8.33%	$290,576	$5,555	7.58%
Investment securities	72,812	794	4.33	66,787	659	3.91
Other earning assets	4,525	64	5.61	8,937	95	4.22

Total earning assets	446,681	8,615	7.65	366,300	6,309	6.83

Other assets	23,690			27,103

Total assets	$470,371			$393,403

Liabilities and stockholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$123,325	1,302	4.19	$103,118	730	2.81
Savings deposits	3,406	3	0.35	3,779	3	0.31
Time deposits < $100,000	184,278	2,305	4.96	142,947	1,283	3.56
Time deposits > $100,000	24,505	307	4.97	25,160	216	3.41
State of Alabama
time deposits	6,030	75	4.93	5,780	52	3.57
Federal funds purchased	9,539	134	5.57	4,266	50	4.65
FHLB advances	6,000	90	5.95	5,837	92	6.25
Repurchase agreements	6,927	86	4.93	12,187	120	3.91
Subordinated debentures	7,733	154	7.90	7,733	130	6.67
Other borrowings	-	-	-	2,646	31	4.65

Total interest-bearing
liabilities	371,743	4,456	4.76	313,453	2,707	3.43

Net interest spread		$4,159	2.89		$3,602	3.40

Noninterest-bearing
demand deposits	52,770			42,932
Accrued expenses and
other liabilities	4,776			4,148
Stockholders' equity	41,496			33,375
Unrealized gain (loss) on
securities	(414)			(504)

Total liabilities and
stockholders' equity	$470,371			$393,403

Impact of noninterest-bearing
sources and other
changes in balance
sheet composition			0.80			0.50

Net interest margin			3.69%			3.90%

	Average Consolidated Balance Sheet
	and Net Interest Analysis on a Fully Tax-Equivalent Basis
	for the Years Ended December 31,
	2006			2005
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollar amounts in thousands)
Assets
Earning assets:
Loans, net of unearned
income	$350,732	$28,162	8.03%	$280,418	$19,427	6.93
Investment securities	68,361	2,826	4.13	61,309	2,316	3.78
Other earning assets	5,943	318	5.35	7,698	297	3.86

Total earning assets	425,036	31,306	7.37	349,425	22,040	6.31

Other assets	24,027			20,524

Total assets	$449,063			$369,949

Liabilities and stockholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$112,591	4,160	3.69	$88,683	2,121	2.39
Savings deposits	3,657	13	0.36	3,740	13	0.35
Time deposits < $100,000	174,794	7,969	4.56	134,632	4,271	3.17
Time deposits > $100,000	25,275	1,073	4.25	26,067	750	2.88
State of Alabama
time deposits	6,018	277	4.60	5,780	167	2.89
Federal funds purchased	7,149	383	5.36	10,117	320	3.16
FHLB advances	6,595	393	5.96	9,685	412	4.25
Repurchase agreements	9,878	461	4.67	12,490	368	2.95
Subordinated debentures	7,733	598	7.73	5,740	379	6.60
Other borrowings	-	-	-	1,655	75	4.53

Total interest-bearing
liabilities	353,690	15,327	4.33	298,589	8,876	2.97

Net interest spread		$15,979	3.04		$13,164	3.34

Noninterest-bearing
demand deposits	51,401			41,163
Accrued expenses and
other liabilities	4,031			3,745
Stockholders' equity	40,486			26,844
Unrealized gain (loss) on
securities	(545)			(392)

Total liabilities and
stockholders' equity	$449,063			$369,949

Impact of noninterest-bearing
sources and other
changes in balance
sheet composition			0.72			0.43

Net interest margin			3.76%			3.77%

-END-